EXHIBIT 99.1

MoSys, Inc. Reports Second Quarter 2019 Financial Results

Records Positive Cash Flow

SAN JOSE, Calif., Aug. 06, 2019 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ: MOSY), a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems, today reported financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Financial Results
Total net revenue for the second quarter of 2019 was $3.1 million, compared with $3.5 million for the previous quarter and $4.6 million for the second quarter of 2018. Product revenue for the second quarter was $2.8 million, compared with $3.4 million in the first quarter of 2019 and $4.1 million in the year ago period, primarily reflecting reduced shipments of Bandwidth Engine® products.

GAAP gross margin for the second quarter of 2019 was 60%, compared with 62% for the first quarter of 2019 and 60% for the second quarter of 2018. Gross margin continues to remain at the Company’s corporate target of 60%.

Total operating expenses on a GAAP basis for the second quarter of 2019 were $1.9 million, compared with $2.1 million in the first quarter of 2019 and $2.2 million in the second quarter of 2018. Total operating expenses, excluding stock-based compensation expenses and amortization of intangible assets, for the second quarter of 2019 were $1.8 million, compared with $2.1 million in the first quarter of 2019 and $2.1 million in the second quarter of 2018.

GAAP net loss for the second quarter of 2019 was $0.1 million, or $0.00 per share, compared with net income of $10,000, or $0.00 per diluted share, for the previous quarter and net income of $0.3 million, or $0.04 per diluted share, for the second quarter of 2018.

Non-GAAP net income for the second quarter of 2019 was $16,000, or $0.00 per diluted share, compared with non-GAAP net income of $6,000, or $0.00 per diluted share, during the prior quarter and non-GAAP net income of $0.5 million, or $0.04 per diluted share, in the second quarter of 2018. Adjusted EBITDA for the second quarter of 2019 was a positive $0.1 million, compared with a positive $0.1 million for the previous quarter and a positive $0.9 million for the second quarter of 2018. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

At June 30, 2019, the Company had $7.4 million in cash and investments, a $1.1 million increase from March 31, 2019. The increase in cash was primarily due to the timing of collections of customer receivables and reduced inventory expenditures combined with lower operating expenses.

At June 30, 2019, the Company had 43,233,396 shares of common stock outstanding, which excludes 2,310,776 shares of common stock issuable upon the exercise of pre-funded warrants.

Management Commentary
“We recorded a solid second quarter, as we achieved non-GAAP profitability, met our gross margin target of 60% and generated positive cash flow of $1.1 million,” said Dan Lewis, chief executive officer and president of MoSys®. “We continued to closely manage our operating expenses and balance sheet, while monetizing our receivables and inventory during the quarter. Shipments of last-time buy orders for our first-generation Bandwidth Engine products is complete, and this was a major contributor to the decline in second quarter product revenue, as we manage customer transitions.

“There are multiple events that will impact our third quarter. A large networking equipment customer is reducing inventory levels, which represents a decrease in buffer inventory of our products that the customer had accumulated over the last few quarters. Though we have multiple new design wins at this customer, the initial production orders for these new design wins are unlikely to offset the adjustment to inventory over the second half of 2019. In addition, new platform design wins at two other major customers are delayed in transitioning to production. Despite reasons for optimism, the net effect is there will be a significant reduction of revenue in the third quarter. However, we expect marked improvement with revenue growth in the fourth quarter continuing into 2020.

“Also, on the positive side, during the quarter, a large customer that had previously said it was phasing out use of the Bandwidth Engine IC in its products, recently told us that it now intends to extend use of our ICs and has placed new orders.  We expect shipments to this customer to resume in the fourth quarter of 2019 and to extend into 2020.”

Mr. Lewis concluded, “I believe the growing pipeline of new design wins we have secured with our major customers sets the stage for a return to growth later this year and into 2020 as these designs transition to production.  Customer platform designs take time and delays to production often occur, however, production life cycles typically last for many years, as evidenced by our current customer base.  We continue to actively engage with new customers for our products, as evidenced by our growing opportunity pipeline.

“On a final note, we also continue to make progress developing software-defined, hardware-accelerated solutions to expand our technology solution offerings to our customers. Feedback on these new solutions has been positive, and we expect to formally launch these solutions in the second half of 2019.”

Nasdaq Compliance
In accordance with a notification letter received in March 2019 from The NASDAQ Stock Market (“Nasdaq”), the Company has until September 16, 2019 to regain compliance with Nasdaq’s minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company can regain compliance if, at any time prior to September 16, 2019, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days. The Company expects to effect a reverse stock split during the third quarter of 2019 to regain compliance with Nasdaq’s minimum bid price requirement.

Business Outlook
The Company expects total net revenue for the second half of 2019 to be in the range of $3.1 million to $3.4 million.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and intangible asset amortization. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation and intangible asset amortization. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated August 6, 2019 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from its IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  a lack of working capital to aggressively fund product development and growth;
  the timing of customer orders and product shipments;
  customer concentration;
  lengthy sales cycle;
  ability to enhance our existing proprietary technologies and develop new technologies;
  achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems. More information is available at www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo is a trademark of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2019	2018	2019	2018

Net Revenue
Product		$2,810	$4,051	$6,196	$7,755
Royalty and other		256	547	390	1,051
	Total net revenue	3,066	4,598	6,586	8,806

Cost of Net Revenue		1,228	1,833	2,582	3,434

Gross Profit		1,838	2,765	4,004	5,372

Operating Expenses
Research and development		981	990	2,134	2,041
Selling, general and administrative		932	1,250	1,904	2,239
	Total operating expenses	1,913	2,240	4,038	4,280

Income (loss) from operations		(75)	525	(34)	1,092

Other expense, net		(28)	(210)	(59)	(429)
Net Income (loss)		$(103)	$315	$(93)	$663

Net Income (loss) per share
Basic		$(0.00)	$0.04	$(0.00)	$0.08
Diluted		$(0.00)	$0.04	$(0.00)	$0.08

Shares used in computing net income (loss) per share
Basic		43,171	8,171	43,115	8,151
Diluted		43,171	8,409	43,115	8,378

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

		June 30,	December 31,
		2019	2018

Assets
Current assets:
	Cash, cash equivalents and investments	$7,444	$7,104
	Accounts receivable, net	1,355	1,622
	Inventories	601	1,148
	Prepaid expenses and other	944	923
	Total current assets	10,344	10,797

Property and equipment, net		223	279
Goodwill		420	420
Other		510	260
	Total assets	$11,497	$11,756

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable	$88	$236
	Deferred revenue	103	273
	Accrued expenses and other	1,311	1,402
	Total current liabilities	1,502	1,911

Convertible notes payable		2,749	2,671
Other long-term liabilities		67	17
	Total liabilities	4,318	4,599

Stockholders' equity		7,179	7,157

	Total liabilities and stockholders’ equity	$11,497	$11,756

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Income and Net Income Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2019	2018	2019	2018

GAAP net income (loss)		$(103)	$315	$(93)	$663
	Stock-based compensation expense
-	Research and development	67	83	40	89
-	Selling, general and administrative	52	76	75	164
	Total stock-based compensation expense	119	159	115	253

	Amortization of intangible assets	-	28	-	55

Non-GAAP net income		$16	$502	$22	$971

GAAP net income (loss) per share, basic		$(0.00)	$0.04	$(0.00)	$0.08
	Reconciling items
-	Stock-based compensation expense	-	0.02	-	0.03
-	Amortization of intangible assets	-	-	-	0.01

Non-GAAP net income per share, basic		$0.00	$0.06	$0.00	$0.12

GAAP net income (loss) per share, diluted		$(0.00)	$0.04	$(0.00)	$0.08
	Reconciling items
-	Stock-based compensation expense	-	0.02	-	0.03
-	Amortization of intangible assets	-	-	-	0.01

Non-GAAP net income per share, diluted		$0.00	$0.06	$0.00	$0.12

Shares used in computing non-GAAP net income per share
	Basic	43,171	8,171	43,115	8,151
	Diluted	45,710	8,409	45,516	8,378

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2019	2018	2019	2018
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)		$(103)	$315	$(93)	$663
	Stock-based compensation expense
-	Research and development	67	83	40	89
-	Selling, general and administrative	52	76	75	164
	Stock-based compensation expense	119	159	115	253

	Amortization of intangible assets	-	28	-	55

Non-GAAP net income		16	502	22	971
	EBITDA adjustments:
	Depreciation	39	171	111	340
	Interest expense	56	206	110	427
	Provision for income taxes	-	1	-	2

Adjusted EBITDA		$111	$880	$243	$1,740